UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2019 (April 4, 2019)

Twelve Seas Investment Company

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38540	82-3667722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 E 57th St. 18th Floor

New York, New York 10022

(Address of principal executive offices, including Zip Code)

(917) 208-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined i as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 4, 2019, Twelve Seas Investment Company (the “Company”) issued an unsecured promissory note (the “Note”) in the principal amount of up to $500,000 to Twelve Seas Sponsors I LLC (the “Sponsor”). The Note bears no interest and is repayable in full upon consummation of the Company’s initial business combination. The Sponsor has the option to convert any unpaid balance of the Note into units, each unit consisting of one ordinary share of the Company, one warrant exercisable for one ordinary share of the Company and one right to receive one-tenth (1/10) of one ordinary share of the Company upon the consummation of an initial business combination, based on a conversion price of $10.00 per unit. The terms of any such units shall be identical to the terms of the units issued pursuant to the private placement that was consummated by the Company in connection with the Company’s initial public offering. On April 5, 2019, the Sponsor funded $200,000 of the Note.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosure set forth in this Item 2.03 is intended to be a summary only and is qualified in its entirety by reference to the Note.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Promissory Note, dated April 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Twelve Seas Investment Company

Date: April 5, 2019	By:	/s/ Dimitri Elkin
Dimitri Elkin
Chief Executive Officer

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